Exhibit 10.45

AMENDMENT NUMBER TWO TO
LOAN AND SECURITY AGREEMENT

     This Amendment Number Two to Loan and Security Agreement (“Amendment”) is entered into as of March 17, 2003, by and between COMERICA BANK – CALIFORNIA (“Bank”) and ASYST TECHNOLOGIES, INC., a California corporation (“Borrower”), in light of the following:

     A.      Borrower and Bank have previously entered into that certain Loan and Security Agreement, dated as of October 1, 2002 (as amended from time to time, the “Loan Agreement”).

     B.      In connection with the Loan Agreement, Borrower and Bank have entered into various other agreements (such agreements, together with the Loan Agreement, are collectively referred to herein as the “Loan Documents”).

     C.      Borrower and Bank desire to amend the Loan Agreement as provided for and on the conditions herein.

     NOW, THEREFORE, Borrower and Bank hereby amend and supplement the Loan Agreement as follows:

     1.      DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Loan Agreement unless specifically defined herein.

     2.      AMENDMENTS.

          (a)      Section 6.7(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

               (c)      Minimum Liquidity. Maintain as March 17, 2003 and at all times thereafter a balance of unrestricted cash and cash equivalents held in the United States of at least $40,000,000, of which at least $25,000,000, as of March 17, 2003 and at all times thereafter, shall be held in a money market investment account maintained at Bank, and measured monthly and reported in the Borrowing Base Certificate delivered in compliance with Section 6.2(a).

          (b)      The definition of “Borrowing Base” set forth in Exhibit A to the Loan Agreement is hereby amended and restated in its entirety, and shall be effective retroactively as of January 30, 2003, to read as follows:

               “Borrowing Base” means, as to Advances outstanding at any time in an aggregate amount in excess of $16,500,000 (in excess of $7,000,000 from and after September 30, 2003), an amount equal to 80% of Eligible Accounts and Eligible Foreign Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower; provided that up to

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$16,500,000 (up to $7,000,000 from and after September 30, 2003) of Advances in the aggregate may be outstanding at any time without regard to the amount of Eligible Accounts or Eligible Foreign Accounts (but such “non-formula” Advances shall be deemed to be within the Borrowing Base for the purposes of this Agreement); provided further that, effective from January 30, 2003 through September 30, 2003 only, the Borrowing Base shall also include an amount equal to 50% of Specified Eligible Foreign Accounts (and the amount, before application of such 50% advance rate, of such Specified Eligible Foreign Accounts shall be limited to $2,000,000 in the aggregate at any time).

     3.      REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Bank that all of Borrower’s representations and warranties set forth in the Loan Agreement are true, complete and accurate in all material respects as of the date hereof.

     4.      NO DEFAULTS. Borrower hereby affirms to Bank that no Event of Default has occurred and is continuing as of the date hereof.

     5.      CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon the receipt by Bank of an executed copy of this Amendment.

     6.      COSTS AND EXPENSES. Borrower shall pay to Bank all of Bank’s out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

     7.      LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Loan Agreement, as amended and supplemented hereby, shall remain in full force and effect.

     8.      COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

COMERICA BANK – CALIFORNIA

By:	/s/ Stephanie Karic
Title:	Assistant Vice President, Venture Banking

ASYST TECHNOLOGIES, INC.,
a California corporation

By:	/s/ Geoffrey G. Ribar

Title:	Senior Vice President and Chief Financial Officer

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